FIRST AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS ("Amendment") is executed as of October 28, 2016 by and between the financial institutions signatory hereto (individually a “Lender,” and collectively the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Agent”), UNIQUE FABRICATING NA, INC., a Delaware corporation ("US Borrower") and UNIQUE-INTASCO CANADA, INC., a corporation organized under the laws of the province of British Columbia ("CA Borrower", called together with US Borrower, the "Borrowers" and each of them referred to herein as a "Borrower").

RECITALS

WHEREAS, Borrowers, Agent and the Lenders are party to a Credit Agreement dated April 29, 2016 (as amended from time to time, the "Agreement") providing terms and conditions governing certain loans and other credit accommodations extended and to be extended by the Lenders and/or Agent to Borrowers, together with various other documents, written agreements, certificates and instruments between Agent, Lenders, Borrowers and/or Guarantors in connection therewith (the foregoing, as amended or modified from time to time, are collectively referred to herein as the "Loan Documents"); and

WHEREAS, Borrowers, Lenders and Agent desire to make certain amendments and modifications to the Agreement and Loan Documents.

NOW, THEREFORE, IT IS HEREBY AGREED by Borrowers, Agent and Lenders, that the Agreement is hereby amended as follows:

1.Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Agreement.
2.    Amendments to Agreement.
(a)    The following definitions are hereby amended and restated in their entirety under, or added to, Section 1.1 of the Agreement, as applicable, to read as follows:
"Asset Sale" shall mean the sale, transfer or other disposition by any Credit Party of any asset to any Person (other than to Borrowers or a Guarantor), but shall exclude: (i) the sale by Unique-Presco of the Tennessee Property; and (ii) sales of Supplier Accounts pursuant to Supplier Agreements.
"Domestic Subsidiary" shall mean any Subsidiary of US Borrower organized under the laws of a state included in the United States.
"First Amendment Effective Date" shall mean the date on which the conditions to effectiveness of that certain First Amendment to Credit Agreement and Loan Documents between the Borrowers, Lenders and Agent have been met to the satisfaction of such successor Agent.
"Supplier Accounts" shall mean all of the Accounts generated by a Borrower or a Domestic Subsidiary to any particular Account Debtor or its Affiliates, to the extent such Borrower or Domestic Subsidiary has entered a Supplier Agreement with respect to any of such Account Debtor's Accounts.

"Supplier Account Purchaser" shall mean the purchaser of Supplier Accounts under a Supplier Agreement.
"Supplier Agreement" shall mean the agreements entered or to be entered by and between a Borrower or a Domestic Subsidiary and a Supplier Account Purchaser, in form and content satisfactory to Agent, pursuant to which Supplier Accounts (and no other Accounts) are or may be purchased from such Borrower or Domestic Subsidiary by such Supplier Account Purchaser.
"Tennessee Deed of Trust" means that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated December 18, 2013, recorded December 26, 2013 in Record Book 1268, Page 1000, Register's Office for Rutherford County, Tennessee, as amended from time to time, encumbering the Tennessee Property.
"Tennessee Property" shall mean that certain real property commonly known as 1124 Haley Road, Murfreesboro, Tennessee 37129, which is more fully described in the Tennessee Deed of Trust.
(b)    The last sentence of the definition of "Eligible Accounts", appearing in Section 1.1 of the Agreement, is hereby amended and restated as follows:
In addition, (i) with respect to all Accounts owed by any particular Account Debtor or its Affiliates, if the Dollar value of such accounts, as reflected on the invoices therefor, exceeds thirty percent (30%) of the Dollar value of all Eligible Accounts at any time, then the Dollar value of such Account Debtor's Eligible Accounts will be reduced by such excess, (ii) all deposits paid by the Account Debtors, and reserves for sales taxes will be deducted from the Dollar value of the relevant Eligible Accounts, and (iii) notwithstanding anything to the contrary herein, so long as any Supplier Agreement is in effect with respect to Accounts of any particular Account Debtor, the Accounts of such Account Debtor which are subject to such Supplier Agreement shall not constitute Eligible Accounts.

(c)    The definition of "Permitted Liens" is hereby amended by (i) deleting existing subsection (q) thereof, and (ii) adding, in place of such subsection (q), the following subsections (q) and (r):
(q)     Liens of a Supplier Account Purchaser on Supplier Accounts purchased by such Supplier Account Purchaser pursuant to a Supplier Agreement as security for the relevant Borrower's or Domestic Subsidiary's obligations under such Supplier Agreement; and
(r)     any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).
(d)    Section 2.8 of the Agreement is hereby amended and restated in its entirety to read as follows:
2.8    Mandatory Repayment of Revolving Credit Advances.
(a)    If at any time and for any reason the aggregate Revolving Facility Usage shall exceed the lesser of (i) the Revolving Credit Aggregate Commitment and (ii) the then applicable Borrowing Base, US Borrower shall immediately reduce any pending request for a Revolving Credit Advance or Swing Line Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, repay any Revolving Credit Advances or Swing Line Advances in an amount equal to the amount of such remaining excess.
(b)    The US Borrower shall cause 100% of the aggregate proceeds received by Unique-Presco from the sale of the Tennessee Property, net of the ordinary and customary direct costs incurred in connection with such sale, to be applied ratably to the Revolving Credit Advances then outstanding. Such application shall not permanently reduce the Revolving Credit Aggregate Commitment.
(e)    Section 7.8 of the Agreement is hereby amended and restated in its entirety to read as follows:
7.8     Sale of Assets. Sell, lease or otherwise dispose of any of its assets, except (a) Inventory in the ordinary and usual course of business, (b) machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the relevant Borrower's or Subsidiary’s business, or (c) Asset Sales involving sales or other disposals not in excess of, during any Fiscal Year, twenty five percent (25%) of Consolidated total assets of US Borrower and its Subsidiaries, determined as of the last day of the preceding Fiscal Year, (d) the sale of the Tennessee Property, provided that the net proceeds thereof are applied in accordance with Section 2.8(b) hereof, and (e) the sale of Supplier Accounts in an aggregate amount not more than Three Million Dollars ($3,000,000) in any calendar month, pursuant to Supplier Agreements, provided that the proceeds of such sale are deposited in the accounts of the relevant Borrower or Domestic Subsidiary with the Agent.
3.    Consent of Lenders. Notwithstanding anything to the contrary in any of the Loan Documents, the Agent and each of the Lenders hereby consent to the sale of the Tennessee Property and the release and discharge of the Tennessee Deed of Trust, provided however, that the net cash proceeds of such sale are applied in accordance with the terms of the Agreement, as amended by this Amendment.
4.    Representations and Warranties. Each Borrower represents, warrants, and agrees that:
(a)    This Amendment may be executed in as many counterparts as Agent, the Lenders and Borrowers deem convenient, and shall become effective upon delivery to Agent of all executed counterparts hereto and execution and delivery of such other documents and instruments as the Agent and Lenders may require in connection herewith, including without limitation the consent of the Guarantors in the form attached as Exhibit A.
(b)    Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Agreement and in each Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations, with the same force and effect as if entirely restated in this Amendment.
(c)    When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of each Borrower enforceable in accordance with its terms. The Agreement, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.
(d)    No Default or Event of Default has occurred under this Agreement or any other Loan Document, and no event has occurred or condition exists that is or; with the giving of notice or lapse of time or both, would be such a Default or Event of Default.

5.    No Other Changes. Except as specifically provided in this Amendment, the terms and conditions of the Agreement and Loan Documents remain unchanged and in full force and effect. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Agreement.
6.    Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.
7.    Other Modification. This Amendment may be altered or modified only by written instrument duly executed by Borrowers, Agent and the Lenders. In executing this Amendment, Borrowers are not relying on any promise or commitment of Agent or the Lenders that is not in writing signed by Agent and the Lenders.
8.    Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.
9.    No Other Change; Ratification. Except as specifically provided in this Amendment, the parties hereto ratify and confirm the terms and conditions of the Agreement and Loan Documents, which remain unchanged and in full force and effect. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. Each of the Lenders hereby ratifies and affirms the authority of the Agent, under Section 11.11(b) of the Agreement, to release liens, encumbrances and security interests in the Tennessee Property and Supplier Accounts as and when such properties and assets are sold or disposed of in accordance with the terms of the Agreement as amended hereby.
10.    No Defenses. Borrowers acknowledge, confirm, and warrant to Agent and the Lenders that as of the date hereof Borrowers have absolutely no defenses, claims, rights of set-off, or counterclaims against Agent and/or the Lenders under, arising out of, or in connection with this Amendment, the Agreement, the Loan Documents and/or the Indebtedness.
11.    Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Agent and Lenders incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

[Signatures on following page]

This Amendment is executed and delivered as of the date first entered above.
BORROWERS:

UNIQUE FABRICATING NA, INC.,
as US Borrower

By:
Thomas Tekiele
Its:    Chief Financial Officer

UNIQUE-INTASCO CANADA, INC.,
as CA Borrower

By:
Thomas Tekiele
Its:    Secretary

CITIZENS BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By:
Michael Farley
Its:    Senior Vice President

FLAGSTAR BANK, FSB,
as Lender

By:
Kathryn A. Pothier-Hilt
Its:    First Vice President

FIFTH THIRD BANK,
as Lender

By:
Margaret Sigler
Its:    Vice President

EXHIBIT A
ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby: (i) acknowledges and consents to the execution, delivery and performance of that certain First Amendment to Credit Agreement and Loan Documents of even date herewith between Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc., as "Borrowers", Citizens Bank, National Association in its capacities as a "Lender" and "Agent", Flagstar Bank, FSB, in its capacity as a "Lender", and Fifth Third Bank, in its capacity as a "Lender", executed in connection with the Credit Agreement dated as of April 29, 2016 among Borrowers, Lenders and the Agent (the "Agreement"), and (ii) ratifies and affirms its Guaranty dated as of April 29, 2016 (the "Guaranty") which Guaranty remains in full force and effect with respect to all Indebtedness (as defined in the Agreement) and each of the other Loan Documents previously executed and delivered by it and/or Borrowers.

Executed as of the 28th day of October, 2016.

UNIQUE FABRICATING NA, INC.
UNIQUE FABRICATING, INC.
UNIQUE-CHARDAN, INC.,
UNIQUE MOLDED FOAM TECHNOLOGIES, INC.,
UNIQUE-PRESCOTECH, INC.,
UNIQUE FABRICATING REALTY, LLC
UNIQUE FABRICATING SOUTH, INC.

By:
Thomas Tekiele, Secretary of each of
the above entities